UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 27, 2024

EASTERN BANKSHARES, INC.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-39610	84-4199750
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 High Street	02110
Boston , MA
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 327-8376

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	EBC	Nasdaq Global Select Market

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 27, 2024, the Board of Directors (the “Board”) of Eastern Bankshares, Inc. (the “Company”) appointed each of Leon A. Palandjian, Cathleen A. Schmidt, Denis K. Sheahan, and Andargachew S. Zelleke as directors of the Company effective upon and subject to the closing of the previously announced prospective merger (the “Merger”) of the Company and Cambridge Bancorp (“Cambridge”) pursuant to an Agreement and Plan of Merger (“Merger Agreement”), dated September 19, 2023, by and between the Company, Cambridge, Eastern Bank, Citadel MS 2023, and Cambridge Trust Company.

The director candidates each currently serve on the Boards of Directors of Cambridge and Cambridge Trust Company. As previously announced, Mr. Sheahan, the current Chairman, President, and Chief Executive Officer of Cambridge, additionally will serve as Chief Executive Officer of the Company effective upon and subject to the closing of the Merger.

In connection with their appointments to Board, Ms. Schmidt was appointed to the Board’s Compensation and Human Capital Management Committee, Dr. Palandjian and Mr. Sheahan were each appointed to the Risk Management Committee, and Dr. Zelleke was appointed to the Nominating and Governance Committee. Each will also serve on the board of directors and various committees of the Company’s banking subsidiary, Eastern Bank.

Director Qualifications and Experience

Dr. Palandjian brings to the Board extensive real estate, investment, and risk management experience. He serves as the Chief Risk Officer of Intercontinental Real Estate Corporation, a national real estate investment, development, and management firm headquartered in Boston, Massachusetts, with responsibility for enterprise risk management and real estate capital market oversight. He has held his current role since 2017 after managing Intercontinental Capital Management LLC’s fund-of-funds portfolio starting in 2007. Previously, he served as a Principal at Flagship Ventures, a life sciences venture capital company, from 2000 to 2003 and as a Portfolio Manager at Andesite LLC, a hedge fund focused on the life sciences sector, from 2003 to 2006. Dr. Palandjian has served as a director of Cambridge and Cambridge Trust Company since 2006, was Lead Director of Cambridge’s Board from 2014 until January 2017, and is currently chair of Cambridge’s Trust Committee. He serves on the Advisory Board of the McCance Center for Brain Health, a platform for education on emerging health sciences research. Dr. Palandjian holds an M.D. from Harvard Medical School and a B.A. in Economics from Harvard College and is a CFA charterholder.

Ms. Schmidt offers extensive banking and professional services leadership experience, having most recently served as Executive Director and Chief Executive Officer at McLane Middleton, Professional Association, a large full-service law firm, from 2013 until her retirement in September 2021. Prior to that, she served in banking leadership roles for three decades, including most recently as President and Chief Executive Officer of Citizen’s Bank New Hampshire/Vermont, after previously serving in executive leadership roles with M&T Bank and Old Stone Bank. She has served as a director of Cambridge and Cambridge Trust Company since 2016. She holds a bachelor’s degree from Boston College.

Mr. Sheahan also offers extensive banking and executive leadership experience. He has served as Chairman, President, and Chief Executive Officer of Cambridge and Cambridge Trust Company since April 2015. Prior to joining Cambridge, he served as Chief Operating Officer and Chief Financial Officer at Independent Bank Corp. and Rockland Trust Company, where he worked from 1996 to 2015. Before joining Independent Bank Corp., Mr. Sheahan served as Vice President of Finance at BayBanks, Inc., where he worked for 10 years. Mr. Sheahan currently serves as a trustee of the Cambridge Community Foundation; as an advisory board member of the Rian Immigrant Center; and as a board member and Treasurer for the Cambridge YMCA. He also serves as a board member of the Massachusetts Bankers Association and is a trustee of the Massachusetts Bankers Association Charitable Foundation, Inc. Mr. Sheahan holds an MBA from Boston University and is an accounting graduate of Cork Institute of Technology, Cork, Ireland.

Dr. Zelleke brings to the Board three decades of experience with corporate governance, leadership and management, negotiation, and law. He currently serves as the MBA Class of 1962 Senior Lecturer of Business Administration at Harvard Business School, a role he has held since 2011, after previously serving on the faculty at the Harvard Kennedy School from 2007 to 2011and the Wharton School of the University of Pennsylvania from 2003 to 2007. Early in his career, he practiced corporate law at two multinational law firms, Cleary Gottlieb Steen & Hamilton LLP and White & Case LLP, and he also taught at the University of California Los Angeles School of Law. He has served on the boards of Cambridge and Cambridge Trust Company since October 2022, and he previously served as a director of Innodata Inc., a global data engineering company, from 2012 through 2018. Dr. Zelleke received an A.B. in Government, A.M. in Sociology, J.D., and Ph.D. in Organizational Behavior from Harvard University.

Term of Service and Election Arrangements

Upon joining the Board, Dr. Zelleke will hold office until the Company’s 2025 annual meeting of shareholders and is expected to be nominated by the Board to stand for re-election for a two-year term expiring in 2027, in accordance with the Company’s previously announced plans to fully declassify the Board by 2027. Ms. Schmidt and Dr. Palandjian will each hold office until the Company’s 2026 annual meeting of shareholders, and Mr. Sheahan will hold office until the Company’s 2027 annual meeting of shareholders. Each is expected to be nominated by the Board to stand for re-election for a one-year term.

Each of the director candidates was selected by the Company’s Board of Directors upon the recommendation of its Nominating and Governance Committee and pursuant to the terms of the Merger Agreement, which provided that Mr. Sheahan and three additional members of the Cambridge Board of Directors were to be appointed to the Company’s Board effective upon the closing of the Merger.

Compensation Arrangements

A description of the compensation payable to Ms. Schmidt and Drs. Palandjian and Zelleke for their service as directors and members of committees of the Board is set forth under the caption “Director Compensation” in the Company’s proxy statement filed with the U.S. Securities and Exchange Commission on April 1, 2024, which is incorporated herein by reference. With regard to Mr. Sheahan, Company directors who are also employees are not separately compensated for their service as directors.

Transactions with Related Persons

Except as otherwise previously disclosed or provided herein, or in each of their capacity as Cambridge shareholders, there are no transactions between the Company and Ms. Schmidt, Dr. Palandjian, Dr. Zelleke, or Mr. Sheahan, respectively, that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K. Loans from Eastern Bank to director candidates or their affiliated entities were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Company and do not involve more the normal risk of collectability or present other unfavorable features.

Item 7.01	Regulation FD Disclosure.

On July 1, 2024, the Company issued a press release with respect to the matters described in this Current Report on Form 8-K, which is attached hereto as Exhibit 99.1.

The information contained in this Item 7.01 and Exhibit 99.1 hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Caution Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. You can identify these statements from the use of the words “may,” “will,” “plan,” “believe,” “intend,” “anticipate,” “expect,” and similar expressions. Forward-looking statements, by their nature, are subject to risks and uncertainties. There are many factors that could cause actual results to differ materially from expected results described in the forward-looking statements. Such factors include, but are not limited to, that the Merger may not be completed in the time frame expected, or at all, and that director retention and succession planning strategies may not be implemented within the expected time frames or at all.

These forward-looking statements are also subject to the risks and uncertainties applicable to the Company’s business generally that are disclosed in the Company’s 2023 Annual Report on Form 10-K and subsequent filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available on the SEC’s website at www.sec.gov and the Company’s corporate website at investor.easternbank.com. These web addresses are included as inactive textual references only, and information on these websites is not part of this document. The Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and, except as required by law, the Company specifically disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

99.1	Press release dated July 1, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EASTERN BANKSHARES, INC.

DATE: July 1, 2024	By:	/s/ Kathleen C. Henry
Kathleen C. Henry
EVP, General Counsel & Corporate Secretary